UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 28, 2010
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207 Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2010 Annual General Meeting of Shareholders on April 28, 2010, the shareholders of Greenlight Capital Re, Ltd. (the “Company”) approved certain amendments to the Greenlight Capital Re, Ltd. 2004 Stock Incentive Plan (the “Plan”), to effect the following changes:

• To increase the number of shares of Class A ordinary shares issuable under the Plan from 2.0 million Class A ordinary shares to 3.5 million Class A ordinary shares; and

• To extend the termination date of the Plan from August 11, 2014 to April 27, 2020.

The Company’s Board of Directors had previously approved the amendment, subject to such shareholder approval. The Company’s directors and executive officers are permitted to participate in the Plan.

A description of the material terms and conditions of the Plan appears on pages 6-8 of the Company’s definitive proxy statement for the 2010 General Annual Meeting filed with the Securities and Exchange Commission on March 5, 2010 (the “Proxy Statement”). The foregoing is a summary of the changes effected by the amendments to the Plan and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Plan, as amended and restated, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2010 Annual General Meeting of Shareholders on April 28, 2010. Pursuant to the Company’s Third Amended and Restated Articles of Association, each Class A ordinary share is entitled to one vote per share and each Class B ordinary share is entitled to ten votes per share; provided, however, that the total voting power of the issued and outstanding Class B ordinary shares shall not exceed 9.5% of the total voting power of all issued and outstanding ordinary shares. Since, on the record date of the 2010 Annual Meeting of Shareholders, the total voting power of the issued and outstanding Class B ordinary shares exceeded 9.5% of the total voting power, the voting power of the Class B ordinary shares was reduced with the excess being allocated to the Class A ordinary shares in accordance with Article 53 of the Company’s Third Amended and Restated Articles of Association. In addition, the Company's Third Amended and Restated Articles of Association provide that no holder of Class A ordinary share shall be permitted to acquire an amount of shares which would cause any person to own 9.9% or more of the total voting power of the issued and outstanding ordinary shares. Therefore the excess voting power from Class B ordinary shares allocated to the Class A ordinary shares and the Class A ordinary shares allocated to other Class A ordinary shares were restricted to 9.9% for each holder of Class A ordinary shares with the excess being allocated to the other holders of Class A ordinary shares in accordance with Article 54 of the Company's Third Amended and Restated Articles of Association.

The following tables summarize the final voting results after adjustment of voting power. For more information on the following proposals, see the Company’s Proxy Statement dated March 5, 2010.

(1) The following seven persons were elected Directors of Greenlight Capital Re, Ltd. by shareholders to serve for the term expiring at the Annual General Meeting of Shareholders in 2011.

Director	Class A For	Class A Against	Class A Abstain	Class A broker non-votes	Class B For	Class B Against	Class B Abstain	Class B broker non-votes
Alan Brooks	47,173,339	31,988	20,101	19,824,940	8,798,343	0	0	0
David Einhorn	47,169,154	44,828	11,446	19,824,940	8,798,343	0	0	0
Leonard Goldberg	47,174,455	32,547	18,426	19,824,940	8,798,343	0	0	0
Ian Isaacs	46,963,923	243,624	17,882	19,824,940	8,798,343	0	0	0
Frank Lackner	47,080,765	126,781	17,882	19,824,940	8,798,343	0	0	0
Bryan Murphy	46,966,170	240,832	18,426	19,824,940	8,798,343	0	0	0
Joseph Platt	45,967,503	1,240,044	17,882	19,824,940	8,798,343	0	0	0

(2) The following seven persons were elected Directors of Greenlight Reinsurance, Ltd. by shareholders to serve for the term expiring at the Annual General Meeting of Shareholders in 2011.

Director	Class A For	Class A Against	Class A Abstain	Class A broker non-votes	Class B For	Class B Against	Class B Abstain	Class B broker non-votes
Alan Brooks	47,174,734	34,222	16,472	19,824,940	8,798,343	0	0	0
David Einhorn	47,168,874	47,061	9,492	19,824,940	8,798,343	0	0	0
Leonard Goldberg	47,174,455	34,501	16,472	19,824,940	8,798,343	0	0	0
Ian Isaacs	46,958,498	251,003	15,927	19,824,940	8,798,343	0	0	0
Frank Lackner	47,075,341	134,160	15,927	19,824,940	8,798,343	0	0	0
Bryan Murphy	46,966,170	242,786	16,472	19,824,940	8,798,343	0	0	0
Joseph Platt	45,934,699	1,274,802	15,927	19,824,940	8,798,343	0	0	0

(3) The shareholders approved an amendment to increase the number of Class A ordinary shares available for issuance under the Plan, from 2.0 million Class A ordinary shares to 3.5 million Class A ordinary shares and to extend the termination date of the Plan from August 11, 2014 to April 27, 2020.

	Class A	Class B
For	44,163,015	8,798,343
Against	1,072,480	0
Abstain	1,989,934	0
Broker non-votes	19,824,940	0

(4) The shareholders ratified the appointment of BDO Seidman, LLP to serve as the independent auditors of Greenlight Capital Re, Ltd. for 2010.

	Class A	Class B
For	66,998,522	8,798,343
Against	43,837	0
Abstain	8,010	0
Broker non-votes	0	0

(5) The shareholders ratified the appointment of BDO Cayman Islands to serve as the independent auditors of Greenlight Reinsurance, Ltd. for 2010.

	Class A	Class B
For	66,975,503	8,798,343
Against	61,431	0
Abstain	13,434	0
Broker non-votes	0	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Greenlight Capital Re, Ltd. Amended and Restated 2004 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	May 3, 2010

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Greenlight Capital Re, Ltd. Amended and Restated 2004 Stock Incentive Plan